UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 30, 2019

CURE PHARMACEUTICAL HOLDING CORP.
(Exact name of small business issuer as specified in its charter)

1620 Beacon Place, Oxnard, California 93033

(Address of principal executive offices)

(805) 824-0410

(Issuer’s telephone number)

Nevada	333-204857	37-1765151
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1620 Beacon Place, Oxnard, California	93033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (805) 824-0410

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

Item 3.03 Material Modification to Rights of Security Holders

On September 30, 2019, Cure Pharmaceutical Holding Corp. (the “Company”) changed its state of incorporation from the State of Nevada to the State of Delaware (the “Reincorporation”) pursuant to a plan of conversion dated September 27, 2019 (the “Plan of Conversion”). The Reincorporation was accomplished by filing: (i) a Nevada articles of conversion with the Secretary of State of the State of Nevada (the “Nevada Articles of Conversion”); (ii) a certificate of conversion (the “Delaware Certificate of Conversion”) with the Secretary of State of the State of Delaware; and (iii) a certificate of incorporation, as amended and restated (the “Delaware Certificate of Incorporation”) with the Secretary of State of the State of Delaware. In connection with the Reincorporation, the Company’s board of directors adopted new bylaws in the form attached to the Plan of Conversion (the “Delaware Bylaws”).

The Reincorporation was previously submitted to a vote of, and approved by, the Company’s stockholders at an annual meeting of the stockholders of the Company held on August 6, 2019. Upon the effectiveness of the Reincorporation:

The affairs of the Company will cease to be governed by the corporate laws of the state of Nevada and will become subject to the corporate laws of the state of Delaware.

Following the Reincorporation, the resulting entity (“CURE-Delaware”) will be the same entity as currently incorporated in the state of Nevada (“CURE-Nevada”) and will continue with all of the rights, privileges and powers of CURE-Nevada, will possess all of the properties of CURE-Nevada, will continue with all of the debts, liabilities and obligations of CURE-Nevada and will continue with the same officers and directors of CURE-Nevada.

If and when the Reincorporation becomes effective, all of the issued and outstanding shares of Common Stock of CURE-Nevada will be automatically converted into issued and outstanding shares of common stock of CURE-Delaware, without any action on the part of our stockholders. The Company will continue to file periodic reports and other documents with the SEC. The Reincorporation will not change the respective positions of the Company or stockholders under federal securities laws. Shares of the Company’s common stock that are freely tradable prior to the Reincorporation will continue to be freely tradable after the Reincorporation, and shares of the Company’s common stock that are subject to restrictions prior to the Reincorporation will continue to be subject to the same restrictions after the Reincorporation. For purposes of computing compliance with the holding period requirement of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), stockholders will be deemed to have acquired the CURE-Delaware common stock on the date they acquired their shares of CURE-Nevada common stock.

The common stock of CURE-Delaware will continue to be quoted on the Nasdaq Capital Market with the same trading symbol (“CURR”).

Following the Reincorporation, all of the Company’s employee benefit and incentive plans will become CURE-Delaware plans, and each option, equity award or other right issued under such plans will automatically be converted into an option, equity award or right to purchase or receive the same number of shares of CURE-Delaware common stock, at the same price per share, upon the same terms and subject to the same conditions as before the Reincorporation.

The foregoing description of the Reincorporation and the Plan of Conversion does not purport to be complete and is qualified in its entirety by reference to the full text of the Plan of Conversion, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. A more detailed description of the Plan of Conversion, and the effects of the Reincorporation, is set forth in Proposal No. 2 of the Company’s proxy statement (the “Company’s Proxy Statement”) filed with the Securities and Exchange Commission (the “SEC”) on July 12, 2019, which description is incorporated in its entirety herein by reference. The Delaware Certificate of Conversion, the Delaware Certificate of Incorporation, the Delaware Bylaws, and the Nevada Articles of Conversion are also filed herewith as Exhibits 3.1, 3.2, 3.3, and 3.4 respectively, and incorporated herein by reference.

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Item 5.03. Amendments to Articles of Incorporation or Bylaws

As disclosed in Item 3.03 above, effective September 30, 2019, the Company changed its state of incorporation from Nevada to Delaware pursuant to the Plan of Conversion. As of that date, the rights of the Company’s stockholders began to be governed by Delaware corporation laws, the Delaware Certificate of Incorporation and the Delaware Bylaws. The Delaware Certificate of Incorporation and the Delaware Bylaws are filed herewith as Exhibits 3.2, 3.3, respectively, and incorporated herein by reference. A more detailed description of the Delaware Certificate of Incorporation and Delaware Bylaws, and the changes in rights of the Company’s stockholders as a result of the Reincorporation, is set forth in the Company’s Proxy Statement filed with the SEC on July 12, 2019, which description is incorporated in its entirety herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
2.1	Plan of Conversion, dated September 27, 2019.
3.1	Certificate of Conversion, as filed with the Secretary of State of Delaware on September 30, 2019.
3.2	Certificate of Incorporation, as amended and restated, and as filed with the Secretary of State of Delaware on October 3, 2019.
3.3	Delaware Bylaws
3.4	Articles of Conversion, as filed with the Secretary of State of Nevada on September 27, 2019.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CURE PHARMACEUTICAL HOLDING CORP.

Date: October 4, 2019	By:	/s/ Rob Davidson
	Name:	Rob Davidson
	Title:	Chief Executive Officer

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